EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-4 No. 333-195236) of Qorvo, Inc.,
2.Registration Statement (Form S-8 No. 333-201357) pertaining to the Qorvo, Inc. 2007 Employee Stock Purchase Plan, Qorvo, Inc. 2013 Incentive Plan, Qorvo, Inc. 2012 Incentive Plan, Qorvo, Inc. 2009 Incentive Plan, Qorvo, Inc. 2008 Inducement Program, and the Qorvo, Inc. 1996 Stock Incentive Program,
3.Registration Statement (Form S-8 No. 333-201358) pertaining to the Qorvo, Inc. 2012 Stock Incentive Plan, 2003 Stock Incentive Plan of Qorvo, Inc., Qorvo, Inc. 2006 Directors Stock Option Plan, Nonemployee Directors’ Stock Option Plan of Qorvo, Inc., and the Qorvo, Inc. 2015 Inducement Stock Plan,
4.Registration Statement (Form S-8 No. 333-266687) pertaining to the Qorvo, Inc. 2012 Stock Incentive Plan, and
5.Registration Statement (Form S-8 No. 333-266752) pertaining to the Qorvo, Inc. 2022 Stock Incentive Plan;

of our reports dated May 19, 2023, with respect to the consolidated financial statements of Qorvo, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Qorvo, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Qorvo, Inc. for the year ended April 1, 2023.

/s/ Ernst & Young LLP
Raleigh, North Carolina
May 19, 2023